Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Primech Holdings Pte. Ltd.

We consent to the inclusion in the foregoing Amendment No. 1 to Registration Statement on Form F-1 (File No. 333-264036) of our report dated November 24, 2021, relating to the combined financial statements of Primech Holdings Pte. Ltd. as of March 31, 2021 and 2020 and for the years then ended. We also consent to the reference to our firm under the caption “Experts”.

/s/ Weinberg & Company

Weinberg & Company

Los Angeles, California
April 29, 2022

1925 Century Park East, Suite 1120 Los Angeles, California 90067 Telephone: 310.601.2200 Fax: 310.601.2201 www.weinbergla.com	Other offices: Florida Hong Kong, PRC